UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)
109 East Division Sparta, Michigan (Address of Principal Executive Offices)		49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	COFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 27, 2022, the Board of Directors of ChoiceOne Financial Services, Inc. (“ChoiceOne”) authorized the repurchase of up to 375,388 shares of ChoiceOne's common stock, an amount equal to 5% of the total outstanding shares of ChoiceOne's common stock as of such date (the “Stock Repurchase Program of 2022”). The repurchase of shares may occur from time to time at such prices and quantities as determined by management, and may occur through open market purchases, privately negotiated purchases from third parties, through a tender offer by ChoiceOne to its shareholders or by any other means. Upon repurchase, shares will have the status of authorized but unissued shares of common stock. The Stock Repurchase Program of 2022 replaces and supersedes all prior stock repurchase programs of ChoiceOne.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 29, 2022	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Adom J. Greenland
Adom J. Greenland Its Chief Financial Officer, Secretary and Treasurer

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